UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In response to several shareholder inquiries, and as a follow-up to a press release made on March 14, 2018, Erin Energy Corporation (“Erin” or the “Company”), provides the following background information, summary and update concerning certain pending legal matters in Nigeria and is based on information and documents provided to the Company by third parties and other sources, which to the best of the Company’s knowledge is accurate, but which documents and information, and the accuracy and completeness thereof, the Company has not independently verified or confirmed:

BACKGROUND

1.
August 28, 2002: On August 28, 2002, Allied Energy Plc (“Allied”) and CAMAC International (Nigeria) Limited (“CINL”), each related parties, were granted Oil Mining Leases 120 and 121 (the “OMLs”) located offshore Nigeria by the Federal Republic of Nigeria. Pursuant to a Deed of Assignment dated July 22, 2005, Allied and CINL assigned to Nigerian Agip Exploration Limited (“NAEL”), a subsidiary of the international oil and gas company Eni SpA, a forty-percent 40% participating interest in the OMLs, with the remaining sixty-percent (60%) participating interest in the OMLs being retained by Allied and CINL.

2.
2011-2012: NAEL later sold its participating interest in the OMLs to Allied and CINL (the “NAEL Transaction”) pursuant to a Purchase and Sale Agreement (the “PSA”) entered into at the end of 2011 and amended and completed in mid-2012.

3.
November 19, 2013: On November 19, 2013, Erin entered into a Transfer Agreement (the “Transfer Agreement”) with CAMAC Petroleum Limited (“CPL”), CAMAC Energy Holdings Limited (“CEHL”), CINL and Allied (together with CPL, CEHL and CINL, the “Allied Parties”), pursuant to which the Company, through its wholly-owned subsidiary, Erin Petroleum Nigeria Limited (“EPNL”), agreed to acquire Allied’s remaining economic interests in a production sharing contract (the “PSC”) and related assets, contracts and rights pertaining to the OMLs, which included the then-producing Oyo Field (the “Assets”). Under the terms of the Transfer Agreement, the Company acquired the Assets from Allied in exchange for $170 million in cash, 497,454,857 shares of the Company’s common stock and a $50 million convertible subordinated promissory note (the “Acquisition”). The transfer of the Allied Parties’ contractual rights to the PSC were accomplished by novation of all of Allied’s and CINL’s right, title and interest in and to the PSC through a novation agreement and was effective upon the closing of the Acquisition. Upon completion of the Acquisition, the Company owned a 100% economic interest in the PSC covering the OMLs through its wholly-owned subsidiary EPNL (though Allied retained bare title to the OMLs). Subsequent to the Acquisition, Erin made substantial investment in the development of the Assets.

4.
2016: In 2016, nearly three years subsequent to the Acquisition, and nearly four years following the conclusion of the NAEL Transaction, NAEL commenced an arbitration proceeding (LCIA Arbitration No. 132498) in the London Court of International Arbitration (“LCIA”) against Allied and CINL in connection with the NAEL Transaction (the “Arbitration”) based on claims that Allied failed to pay the consideration required by the PSA. During the Arbitration, the record demonstrates that NAEL was aware of the Acquisition and that the Company, and not Allied or CINL, was the economic owner of the OMLs. Both the Acquisition and Erin’s ownership of the OMLs was also the subject of many news articles and the subject of numerous public filings made by Erin with the Securities and Exchange Commission.

5.
February 14, 2017: Following the conclusion of the Arbitration, on February 14, 2017, the LCIA issued a “Final Award” in favor of NAEL against Allied and CINL (the “Arbitration Award”) which, based on the Writ (defined below) required payment by Allied of approximately $205,000,000, plus interest thereon, and an additional amount for reimbursement of NAEL’s legal fees, expenses and other costs.

6.
April-June, 2017: In May 2017, NAEL sought enforcement of the Arbitration Award against Allied and CINL in Nigeria. On April 20, 2017, NAEL filed an “Ex-Parte Originating Summons” in the Federal High Court, Holden at Lagos Nigeria (the “Court”). The Ex-Parte Originating Summons sought the enforcement of the Arbitration Award against Allied and CINL pursuant to the Nigerian Arbitration and Conciliation Act. On May 15, 2017, the Court issued an order granting leave to NAEL for the recognition and enforcement of the Arbitration Award (the “Enforcement Order”). On May 30, 2017, the Deputy Chief Registrar of the Court issued a “Certificate of Judgment” with respect to the Arbitration Award. On June 23, 2017, Allied and CINL filed a “Motion Upon Notice” with the Court seeking, among other things, an order vacating the Enforcement Order, vacating and setting aside the Certificate of Judgment, and staying the execution or enforcement of proceedings pursuant to the Enforcement Order. Allied and CINL’s “Motion Upon Notice” was rejected by the Court.

7.
January 23, 2018: On January 23, 2018, the Court issued the following three documents: (i) “Judgment Summons and Order of Commitment” naming Allied, (ii) “Judgment Summons and Order of Commitment” naming CINL, and (iii) a “Writ of Attachment and Sale of Goods” naming Allied and CINL (the “Writ”). The Writ granted to NAEL purported to grant to NAEL the right to pursue the assets of Allied and CINL located “within the Lagos Judicial Division”. Neither Allied nor CINL are affiliates of Erin.

PENDING LEGAL MATTERS IN NIGERIA

8.
January 31, 2018: On January 31, 2018, NAEL, in conjunction with armed personnel from the Nigerian navy and police force, and sheriffs of the Court, and under the guise of a routine naval inspection, landed a helicopter on the FPSO Armada Perdana (the “FPSO”).  The FPSO is EPNL’s (not Allied’s nor CINL’s) production and offtake vessel for OML 120 operations and belongs to Bumi Armada Berhad (through its subsidiary Armada Oyo Ltd), a Malaysia-based international offshore oilfield services provider. The crude oil on board the FPSO belonged to EPNL.  The landing was in breach of security and safety protocols.  Once on board, NAEL’s entourage, including armed personnel with weapons drawn, forced their way into safety restricted areas of the FPSO and chained and counter-locked the vessel’s main export valve.  NAEL’s use of weapons and flash photography in this area was a significant violation of industry safety procedures.  NAEL asserted that the EPNL crude oil stored on the FPSO was being seized pursuant to the Writ.  In short, NAEL, attempted to enforce the Writ against companies who were not parties to the Arbitration described above and not subject to the Arbitration Award, and against assets belonging to neither Allied nor CINL. On the same date NAEL’s counsel, Thompson Okpoko & Partners, sent demand letters to both Bumi Armada Berhad and Armada Oyo Ltd claiming that “the OMLs 120 and 121, the entire Crude oil or petroleum produced and to be produced and stored in the FPSO and associated facilities … have been seized/attached by the [Writ].” NAEL’s counsel made these claims despite the fact that NAEL was aware that, pursuant to the Acquisition, neither Allied (despite its retention of bare title) nor CINL were the economic owners of the OMLs. In their correspondence, NAEL counsel threatened Bumi Armada Berhad and Armada Oyo Ltd with civil and criminal prosecution if they interfered with NAEL’s enforcement of the Writ.

9.
February 12, 2018: Allied and CINL filed an “Application for Mandatory Injunction” with the High Court of Lagos State, in the Lagos Judicial Division (the “Lagos Court”) on February 12, 2018. On February 20, 2018, NAEL filed a “Preliminary Objection” seeking an order to strike the above-mentioned “Application for Mandatory Injunction”. At the same time, NAEL also sought enforcement of the Writ in the Court.

10.
March 2, 2018: On March 2, 2018, EPNL filed a “Motion on Notice” with the Court seeking an order setting aside the Writ and the purported execution carried out by NAEL on January 31, 2018, due to the fact that (i) EPNL is the owner of the crude oil on the FPSO, (ii) the Writ did not authorize NAEL to attach EPNL’s crude oil, and (iii) the attachment of EPNL’s crude oil interfered with its constitutionally protected property rights, among other things.

11.	March 8, 2018: On March 8, 2018, the Lagos Court ruled that NAEL’s conduct in attempting to enforce the Writ in both the Court and the Lagos Court was an “abuse of process”.

12.
March 14, 2018: On March 14, 2018, Allied and CINL filed a “Notice of Preliminary Objection” with the Court in which, among other things, Allied and CINL stated that they do “not have title in the property or assets attached via the [Writ]”-meaning the FPSO and the hydrocarbons contained on it on January 31, 2018, when NAEL and its agents boarded that vessel.

13.
March 16, 2018: On March 16, 2018, the Department of Petroleum Resources (“DPR”), which is a part of the Ministry of Petroleum Resources of the Nigerian government, and the primary oil and gas regulator in Nigeria, wrote a letter to NAEL in which it told NAEL that it must “unlock the export valve at the Oyo Field Terminal [on the FPSO since] the operation (lock/unlock) of which is statutorily vested in the [DPR]”. In short, the DPR advised NAEL that in attempting to enforce its writ, it had violated the legal authority of the DPR to control the export valve on the FPSO.

14.
March 27-28, 2018: EPNL had a scheduled offtake of crude for March 27-28, 2018, for which, as with every other such offtake, required a government permit. Due to NAEL’s improper use of the Writ and its interference with EPNL operations, as well as its court proceedings, DPR was unwilling to issue such a permit, causing the scheduled offtake to be delayed. On April 12, 2018, EPNL received a copy of written correspondence from DPR stating that it would suspend processing the required permit indefinitely until such time as the Writ, as applied to the FPSO and Erin’s operations, was vacated.

15.
April 19, 2018: On April 19, 2018, in a Form 8-K filing, the Company announced an emergency shutdown of the FPSO, which resulted in the shut-in of the Oyo-8 well. In addition, the Company further announced that, due to the non-release of the nominated marine tanker for the crude oil offtake by the Nigerian authority, the first quarter crude oil lifting that was scheduled for the end of March 2018, had been delayed. The announcement also stated that these events led to the suspension of Oyo field production operations including the FPSO. The Company also reported its continued efforts to resolve these matters. As of the date of this report, such first quarter crude oil offtake is still delayed, the Oyo field production operations, including the FPSO, are still suspended and the Company is continuing to work to resolve these matters.

16.
April 23, 2018: On April 23, 2018, Erin received copies of certain of the pleadings in the various actions pending before the Court and the Lagos Court sufficient to provide the disclosure contained above.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Heidi Wong
Heidi Wong Senior Vice President

Date: April 24, 2018